PLEDGE, ESCROW AND SECURITY AGREEMENT

         AGREEMENT made August 11, 2000, between Global iTechnology, Inc., a Delaware corporation, (the "Pledgor"), and _____________, at __________________,
______________________, at _____________________________ and ________________ at
_________________________________ (the "Pledgees").

         WHEREAS, as of the date of this Agreement, Pledgees have collectively loaned Pledgor $705,000 of which $330,000 was loaned on the date hereof (together the "Loan"); and

         WHEREAS, the Loan is evidenced by three promissory Notes aggregating $705,000 principal amount; and

         WHEREAS, in order to induce the Pledgees to make the Loan, the Pledgor has agreed to pledge certain stock to the Pledgees.

         It is therefore agreed:

         1. Pledge.

                  In consideration of the Pledgees making the Loan, the Pledgor hereby grants a security interest to the Pledgees in instruments of the following description, duly endorsed in blank or accompanied by duly endorsed stock powers, separate form, and herewith delivered to the Escrow Agent:

                  Issuer                        No. of Shares    Certificate No.
                  ------                        -------------    ---------------
                  Certificate Express, Inc.      1,875,000

                  The Pledgor, simultaneously with the execution of this Agreement, will deposit the pledged shares with Sommer & Schneider LLP, Pledgor's counsel, who shall serve as Escrow Agent. The Escrow Agent shall hold the pledged shares on the books of the Company in the name of the Pledgor. The Escrow Agent shall hold the pledged shares as security for the repayment of the Loan and shall not encumber or dispose of the shares except in accordance with the provisions of paragraph 8 of this agreement.

         2. Dividends. During the term of this pledge, all dividends and other amounts received by the Pledgor as a result of his record ownership of the pledged shares shall be applied by him to the payment of the principal and interest on the Loan.

         3. Voting Rights. During the term of this pledge, and so long as the Pledgor is not in default in the performance of any of the terms of this agreement or in the payment of the principal or interest of the Loan, the Pledgor shall have the right to vote the pledged shares on all corporate questions.

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         4. Representations.  The Pledgor warrants and represents that there are no restrictions upon the transfer of any of the pledged shares, other than may appear on the face of the certificates, and that the Pledgor has the right to transfer such shares free of any encumbrances and without obtaining the consents of the other shareholders.

         5. Adjustments. In the event that, during the term of this pledge, any share dividend, reclassification, readjustment, or other change is declared or made in the capital structure of the Company which has issued the pledged shares, all new, substituted, and additional shares, or other securities, issued by reason of any such change shall be held by the Pledgees, pro rata, under the terms of this agreement in the same manner as the shares originally pledged hereunder.

         6. Warrants and Rights. In the event that during the term of this pledge, subscription warrants or any other rights or options shall be issued in connection with the pledged shares, such warrants, rights, and options shall be immediately assigned by the Pledgor to the Pledgees to be held under the terms of this agreement, and if exercised by the Pledgor all new shares or other securities so acquired by the Pledgor shall be immediately assigned to the Pledgees, pro rata to be held under the terms of this agreement in the same manner as the shares originally pledged hereunder.

         7. Payment of Loan. Upon payment at maturity of the principal and interest of the Loan, less amounts theretofore received and applied by the Pledgees in reduction thereof, the Pledgees shall return to the Pledgor all the pledged shares.

         8. Default. In the event that the Pledgor defaults in the performance of any of the terms of this agreement, the Pledgees shall have the rights and remedies provided in the Uniform Commercial Code in force in the State of New York at the date of this agreement and to direct the Escrow Agent to deliver the pledged shares to the Pledgees.

         9. Right in Collateral; Agent. The Pledgees shall have rights in the pledged shares, pro rata, in accordance with their respective principal balances outstanding and hereby irrevocably appoint Eli Oxenhorn, as their agent and attorney in fact to seize upon the pledged shares and take such action as it deems prudent in the event of a default.

                            [SIGNATURE PAGE FOLLOWS]

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         IN WITNESS  WHEREOF the parties have executed this agreement on the day first above written.

                                                PLEDGOR

                                                GLOBAL iTECHNOLOGY, INC.

                                                By:_____________________________
                                                        Lee Montellaro, CFO


                                                PLEDGEES